As filed with the Securities and Exchange Commission on January 21, 2021

Registration No. 333-252282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Yalelaan 62

3584 CM Utrecht

The Netherlands

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Merus US, Inc.

139 Main St. Suite 302

Cambridge MA, 02142

+ 1 (617) 401-4499

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Peter N. Handrinos Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 +1 617 948 6000	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-233367

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No 333-252282) (the “Registration Statement”) of Merus N.V. (the “Company”) is being filed solely to include the signature page for the Authorized United States Representative of the Company. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Item 16. Exhibits and the signature page. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted. The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-233367), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit
5.1(1)	Opinion of NautaDutilh N.V.

23.1(1)	Consent of NautaDutilh N.V.(included in Exhibit 5.1)

23.2(1)	Consent of Independent Registered Public Accounting Firm

24.1(2)	Powers of Attorney

(1)	Previously filed.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 filed on April 30, 2020 (File No. 333-233367) and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utrecht, the Netherlands, on this 21st day of January, 2021.

MERUS N.V.

By:	/s/ Sven (Bill) Ante Lundberg
Sven (Bill) Ante Lundberg
President, Chief Executive Officer and Principal Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sven (Bill) Ante Lundberg Sven (Bill) Ante Lundberg	President, Chief Executive Officer, Principal Financial Officer and Director	January 21, 2021

/s/ Harry Shuman	Principal Accounting Officer	January 21, 2021
Harry Shuman

*	Chairman of the Board of Directors	January 21, 2021
Anand Mehra

*	Director	January 21, 2021
Mark T. Iwicki

* Len Kanavy	Director	January 21, 2021

* Gregory D. Perry	Director	January 21, 2021

Paolo Pucci *	Director	January 21, 2021
Victor Sandor	Director	January 21, 2021

*By:	/s/ Sven (Bill) Ante Lundberg
Sven (Bill) Ante Lundberg
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Merus N.V. has signed this registration statement in the City of Cambridge, Massachusetts on January 21, 2021.

Authorized U.S. Representative

MERUS US, INC.

By:	/s/ Sven (Bill) Ante Lundberg
Name:	Sven (Bill) Ante Lundberg
Title:	President and Chief Executive Officer